Exhibit (a)(1)(D)

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Password Reset Screen (After Initial Log-in)

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Make My Election Page

Breakeven Calculator

Important Information Re: Breakeven Calculator

Confirm My Elections Page

Submit My Election Page

Language from the I Agree Box:

Print Confirmation Page

Printable Page

Messages if Employee Does Not Print

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TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

Welcome to the Textron Option Exchange website!

- You must make your election before 11:59 pm (Eastern Time) on July 30, 2010. Your decision to participate or not participate in the Option Exchange Program will be determined by the last election recorded at that time
- Be sure you have reviewed the Offer materials before making an election

Please enter your Login ID and Password. You received your login information via email from the General Equity mailbox on July 2, 2010.

If you have misplaced or did not received your Password, or you do not remember your Password, click here

Login ID: (Not Case Sensitive)

Password: (Case Sensitive)

ENTER

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Change Password

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

For enhanced security, you must change your password from the initial password provided to you via email.

To change your password, fill in the fields below and then click "update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.

Enter Login ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update

Welcome

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

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Learn

The decision to keep your current options or exchange them for new ones could have a future financial impact. It is important that you understand how the program works and how it could affect you. Please review the educational and legal material below which provide important information for you to consider when determining whether to exchange your eligible options.

Click on the links below to review the material and learn more.

- Program Overview
- What to Consider before Making an Exchange
- Employee Presentation PowerPoint
- FAQs
- Offer to Exchange
- Terms and Conditions; Non Competition Agreement for new options

An additional tool, the Breakeven Calculator, appears with your eligible options in Step 1 of "Make My Election". You can use the calculator to determine the stock price at which the value of your eligible options equals the value of the new options and model these values at different stock prices. Click here for important information regarding the Breakeven Calculator. Be sure your pop up blocker is turned off to allow the calculator to appear properly.

The PDF documents above require Adobe Acrobat Reader. If necessary, you can download it from Adobe Systems.

Make My Election

You have **30 DAYS REMAINING** to elect to keep your eligible options or exchange some or all of them for new options.

View/Change My Election

Need Help?

Contact Nate Walker, Stock Plan Lead, at (401) 457-3570 or send questions to generalequity@textron.com.

Change Your Password

ViewElect

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

Welcome:

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Make My Election (Step 1 of 4)

Below are the details of your stock option grants that are potentially eligible for the Option Exchange Program and the estimated number of new options you would receive in this exchange. These amounts are based on preliminary exchange ratio. The final exchange ratios will be calculated at the close of business on July 30, 2010 and posted on the website.

You can exchange all or none of your eligible options on a grant-by-grant basis. Indicate your decision to exchange your eligible options for new options by selecting "yes" in the Election column. Otherwise, the election will default to "no" and no exchange will occur.

Click on the "calculate" button to review the stock price at which the value of your eligible options equals the value of the new options for a particular grant and to model the values at different stock prices.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Program Overview
- What to Consider before Making an Exchange
- Employee Presentation PowerPoint
- FAQs
- Offer to Exchange
- Terms and Conditions; Non Competition Agreement for new options

The exchange ratio, new options, and strike price listed below are based on the Textron closing stock price on **06/26/2010**.

Eligible Grant						New Grant					
Grant Number	Type	Grant Date	Strike Price	Eligible Options Outstanding	Exchange Ratio	Type	New Grant Date	Strike Price	New Options	Election to exchange entire eligible option grant	Breakeven Calculator
	NQ	03/01/07	$45.85	1,272	2.61	NQ	08/01/10	$19.31	488	○ Yes ⦿ No	Calculate

Expiration date for eligible options and new options is 10 years from the original grant date of the eligible options.

Breakeven Calculator - Windows Internet Explorer

https://textron.equitybenefits.com/WebSite/Screens/Calculator.aspx?GrantID=N07664

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Option Exchange Program

Breakeven Calculator

At what stock price does the value of my Eligible Options equal the value of the New Options?

Eligible Grant Number	
Original Strike Price	45.85
Number of Eligible Options	1272
Exchange Ratio	2.61
New Strike Price	19.31
Number of New Options	488
Breakeven stock price	62.3698
Grant Expiration Date (same for eligible and new options)	03/01/2017

What are the values of my Eligible Options and New Options at other stock prices?

Enter hypothetical future stock price to calculate value	
Click to calculate values	Calculate

Information - Windows Internet Explorer

https://textron.equitybenefits.com/WebSite/Screens/CalculatorInfo.aspx

The breakeven calculator presents a comparison between the intrinsic value of your Eligible Options and the intrinsic value of New Options at various hypothetical future stock prices. The breakeven calculator allows you to model different scenarios using your Eligible Option grants and your assumptions of Textron's stock price in the future and to understand the level to which our stock price would have to rise in order for the "intrinsic value" of your Eligible Option grant to equal the intrinsic value of the resulting New Option grant that may be granted in exchange for that Eligible Option grant. The "intrinsic value" of an option grant is calculated by subtracting the strike price of the option from the market value of a share of our common stock and multiplying this difference by the number of options. The strike price for New Options and the exchange ratios used in the Breakeven Calculator are based on the most recent daily closing price for Textron Inc. common stock and, therefore, likely will differ from the actual strike price for New Options and exchange ratios. All New Options granted pursuant to the Option Exchange Program will have an strike price equal to the closing price of our common stock as reported by the NYSE on the expiration date of the Offer and will be granted promptly following expiration of the Offer. The breakeven calculator also does not reflect or take into account the fact that the vesting schedule of New Options will differ from the vesting terms of Eligible Options, and it does not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for details on your specific situation. In providing the breakeven calculator, Textron Inc. makes no forecast or projection regarding the strike price of New Options that will be granted under the Option Exchange Program or regarding the future market price Textron Inc. common stock, which may increase or decrease, and makes no recommendation as to whether you should participate in the Offer.

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Confirmation

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

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Confirm My Election (Step 2 of 4)

You have made the following elections with respect to your eligible options:

The exchange ratio, new options, and strike price listed below are based on the Textron closing stock price on **06/26/2010**.

Eligible Grant						New Grant				
Grant Number	Type	Grant Date	Strike Price	Eligible Options Outstanding	Exchange Ratio	Type	New Grant Date	Strike Price	New Options	Election to exchange entire eligible option grant
	NQ	03/01/07	$45.85	1,272	2.61	NQ	08/01/10	$19.31	488	Yes No

Expiration date for eligible options and new options is 10 years from the original grant date of the eligible options.

Prior to 6:00 pm (Eastern time) on July 30, 2010, the exchange ratios, number of new options and new option strike price are preliminary and based on the closing stock price on the date noted above in bold. Final exchange ratios, number of new options and new option strike price will be posted at approximately 6:00 pm (Eastern time) on July 30, 2010. Eligible Option information is as of June 25, 2010.

If you do not submit your election before the expiration of the Option Exchange Program (11:59 pm Eastern Time on July 30, 2010), you will be deemed to have declined the offer. No elections may be submitted following the expiration of the Option Exchange Program.

If this information is correct, click "Continue" to proceed to Step 3. If not, click "Cancel" to return to the previous page.

Agreement

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

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Submit My Elections (Step 3 of 4)

I acknowledge that I have reviewed and understand the Offer to Exchange and that my election is subject to the terms, conditions and restrictions contained in the these materials. No election will be recorded until you have agreed to the Offer terms and conditions.

By clicking "I Agree" I acknowledge and agree to the following:

I have received and reviewed the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated July 2, 2010 (the "Offer to Exchange"), the Non Qualified Stock Option Terms and Conditions for Options Granted Under 2010 Option Exchange Program and the associated Non Competition Agreement. I have read carefully, understand and agree to be bound by all the terms and conditions of the Offer as described in the Offer to Exchange and the Non Qualified Stock Option Terms and Conditions for Options Granted Under 2010 Option Exchange Program as well as the Non-Competition Agreement. Capitalized terms not defined herein have the meaning set forth in the Offer to Exchange.

I understand that my latest dated election received before expiration of the Offer will constitute a binding agreement between Textron Inc. ("Textron") and me with respect to my Eligible Options that are accepted for cancellation and exchange by Textron. **I understand that my acceptance of the offer and consent to the exchange is irrevocable once the Option Exchange Program has expired.**

By submitting this election, I elect to accept or to decline the offer to exchange Eligible Options as I have indicated. By electing to accept the offer to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for cancellation and exchange, will be cancelled, and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election also constitutes my acceptance of New Options granted in exchange therefore and my agreement to the Non Qualified Stock Option Terms and Conditions for Options Granted Under 2010 Option Exchange Program and the associated Non Competition Agreement. If I have previously submitted an election to exchange some or all of my Eligible Options and wish to withdraw one or more of my tendered options from the Offer and/or change my election to exchange Eligible Options, by submitting this election, I elect to exchange or not exchange the Eligible Options indicated.

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Employee ID:

PrintConfirmation

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

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Print My Election Confirmation (Step 4 of 4)

Your elections have been recorded as noted below. A final confirmation will be delivered to you during the week of August 1, 2010, which will reflect the final election and exchange ratios.

The exchange ratio, new options, and strike price listed below are based on the Textron closing stock price on **06/26/2010**.

Eligible Grant						New Grant				
Grant Number	Type	Grant Date	Strike Price	Eligible Options Outstanding	Exchange Ratio	Type	New Grant Date	Strike Price	New Options	Election to exchange entire eligible option grant
	NQ	03/01/07	$45.85	1,272	2.61	NQ	08/01/10	$19.31	488	Yes

Expiration date for eligible options and new options is 10 years from the original grant date of the eligible options.

Prior to 6:00 pm (Eastern time) on July 30, 2010, the exchange ratios, number of new options and new option strike price are preliminary and based on the closing stock price on the date noted above in bold. Final exchange ratios, number of new options and new option strike price will be posted at approximately 6:00 pm (Eastern time) on July 30, 2010. Eligible Option information is as of June 25, 2010.

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Textron Option Exchange Program - Election Confirmation

Your election has been recorded as follows:

Name:
Employee ID # :
Date:

The exchange ratio, new options, and strike price listed below are based on the Textron closing stock price on **06/26/2010**.

Eligible Grant						New Grant				
Grant Number	Type	Grant Date	Strike Price	Eligible Options Outstanding	Exchange Ratio	Type	New Grant Date	Strike Price	New Options	Election to exchange entire eligible option grant
	NQ	03/01/07	$45.85	1,272	2.61	NQ	08/01/10	$19.31	488	Yes

Expiration date for eligible options and new options is 10 years from the original grant date of the eligible options.

Prior to 6:00 pm (Eastern time) on July 30, 2010, the exchange ratios, number of new options and new option strike price are preliminary and based on the closing stock price on the date noted above in bold. Final exchange ratios, number of new options and new option strike price will be posted at approximately 6:00 pm (Eastern time) on July 30, 2010. Eligible Option information is as of June 25, 2010.

You may elect to change or withdraw your election by submitting new elections before the Option Exchange Program expires at 11:59 pm Eastern Time on July 30, 2010.

Since you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

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Forgot Password

TEXTRON

Option Exchange Program

JULY 2 – 30, 2010

If you forgot your password, you can reset your account and/or generate a new password by answering all security questions below and submit. A temporary password will be sent to your Textron email address (which is your Login ID). Once you enter the site with a new password, you will be prompted to change your password.

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What is the last 4 digits of your social security number?

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